THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

Unit Investment                 In  this  endorsement "we"  and "our"  mean  the
       Trust Endorsement        Equitable Life  Assurance Society of  the United
                                States. "You" means the owner of the Contract at the time the owner's right is exercised.

--------------------------------------------------------------------------------

EFFECTIVE DATE: DECEMBER 18, 1987

This endorsement is made part of Individual Annuity Contract No. 112-94T as of the Effective Date. It should be attached to and kept with your Contract.

On the Effective Date of this endorsement we exercise our right under the Contract to operate Separate Accounts A and E as a unit investment trust. As a result, Separate Account E has been combined with and into Separate Account A. Separate Account A is now operating in unit investment trust form. It is referred to herein as "the Separate Account". The Separate Account is made up of investment divisions.

The investment assets of the former Separate Account A have been exchanged for shares of the stock portfolio of The Equitable Trust (the "Trust"). Those shares are held by the stock investment division of the Separate Account.

The investment assets of the former Separate Account E have been exchanged for shares of the money market portfolio of the Trust. Those shares are held by the money market division of the Separate Account.

As a result of this change in operations, as of the Effective Date of this endorsement, the Contract to which the endorsement is attached is amended as follows:

1. With respect to the first page of the Contract, the agreement and the first paragraph are replaced by the following:

     EQUITABLE

     AGREES, subject to the provisions of this Contract, to allocate the single premium and to pay benefits in the manner hereinafter described.

     After the deductions specified on page two, the balance of the single premium will be allocated to

                            THE STOCK DIVISION, or to
                             THE MONEY MARKET OF THE
                                SEPARATE ACCOUNT,

     or will be divided between the Stock Division and the Money Market Division, in accordance with the Allocation to Investment Divisions provision on page two. Before the Retirement Date, amounts may be transferred between the Stock Division and the Money Market Division in accordance with the Transfers Between Investment Divisions provision on page seven. An administrative charge is made in each Contract Year before the Retirement Date as provided on page two.

2. With respect to the first page of the Contract, the third and fourth paragraphs are replaced by the following:

     If the Annuitant is living at the Retirement Date and another mode of settlement has not been elected, the Cash Value of the amount the Annuitant has in the Stock Division will be applied to purchase a variable annuity, and the Cash Value of the amount the Annuitant has in the Money Market Division will be applied to purchase a fixed annuity, in accordance with the Annuity Commencing on Retirement Date provision on page seven. The Annuity will be payable monthly commencing on the Retirement Date. Payments will be made for 10 years certain and thereafter for the remaining lifetime of the Annuitant.

     The amount of each annuity payment will be equal to the sum of any fixed annuity payment and any variable annuity payment. The amount of any variable annuity payments may increase or decrease, depending on the investment experience of the Stock Division of the Separate Account. Such payments will increase if the average daily rate of investment return in the Stock Division is equivalent to more than 3 1/2% annually, and will decrease if it is equivalent to less than 3 1/2% annually. The daily rate of investment return is before deduction of charges equivalent to a maximum charge of 1% annually, but after any deductions to provide for taxes. These charges include a daily charge for death benefits, mortality risk, expenses and expense risk, plus the investment advisory fee charges and direct operating expense charges of the Trust.

3. With respect to the first page of the Contract, the last six sentences are replaced by the following:

     Deferred Life Annuity, 10 Years Certain, On a Fixed or Variable or Combination Fixed and Variable Basis, Death Benefit Before Retirement Date. Premiums payable Until Retirement Date or Until Prior Death. Cash Value Based on Stock Division or Money Market Division of the Separate Account or Both. Nonparticipating. THE CASH VALUE AND VARIABLE ANNUITY PAYMENTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

4. With respect to Page Two of the Contract, the section entitled GUIDE TO CONTRACT PROVISIONS is replaced by the following:

                          GUIDE TO CONTRACT PROVISIONS
                                                                            Page
     The Single Premium........................................................2
     Owner.....................................................................5
     Non-transferability.......................................................5
     Beneficiary...............................................................5
     General Provisions........................................................5
     The Separate Account......................................................6
     Cash Value................................................................7
     Transfers Between Investment Divisions....................................7

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     Death Benefit Before Retirement Date......................................7
     Annuity Commencing on Retirement Date.....................................7
     Optional Retirement Date..................................................7
     Non-Qualification.........................................................7
     Optional Modes of Settlement...........................................8-11

     A copy of the application will be found following page four.

5. With respect to Page Two of the Contract, the section entitled ALLOCATION TO SEPARATE ACCOUNTS is replaced by the following:

     ALLOCATION TO THE INVESTMENT DIVISIONS. After deduction of the above charges the balance of the premium will be applied to purchase Accumulation Units in the Stock Division or in the Money Market Division or will be divided between the two Investment Divisions in accordance with the allocation percentages specified on page three. The number of Accumulation Units purchased in each Investment Division is equal to the amount so applied to that Investment Division, divided by the Accumulation Unit Value of the Investment Division for the date on which the premium is received at the Processing Office or, if later, the Date of Issue of this Contract. The Accumulation Unit Value for either Investment Division may increase or decrease, depending on the investment experience of the Investment Division, but the number of Accumulation Units which have already been purchased will not change because of any subsequent change in an Accumulation Unit Value.

     If Equitable's rules permit, proceeds of Contracts funded in Equitable's Investment Divisions of the Separate Account for qualified plans may be applied under this Contract without deductions to purchase Accumulation Units in the Stock Division or the Money Market Division or in both Investment Divisions, in accordance with the same allocation percentages as apply to the single premium and in the same manner as the premium. The date the amount is applied shall be the date on which appropriate Equitable requirements to make available the proceeds are met, including receipt by Equitable of a specific request for such application, signed by the Owner. The amount applied shall be deemed to be a premium only for purposes of the Death Benefit Before Retirement Date provision.

6.   With  respect  to  Page  Two  of  the   Contract,   the  section   entitled
     ADMINISTRATIVE CHARGE is replaced by the following:

     ADMINISTRATIVE CHARGE. At the end of each Contract Year before the Retirement Date, the total number of Accumulation Units then credited to this Contract will be reduced to reflect an annual charge for administrative expenses. The annual charge will be $15, or if less, 2% of the sum of (a) the total Cash Value of this Contract at the end of the Contract Year, and (b) the total withdrawal, if any, made during the Contract Year. The charge will be allocated between the Investment Divisions in proportion to their contract Cash Values. A proportionate reduction for part of a Contract Year will be made before determination of the Cash Value, if this Contract is surrendered for its total Cash Value, the Annuitant dies or annuity payments commence during a Contract Year.

7. With respect to Page Five of the Contract, the section entitled DEFERMENT is replaced by the following:

     DEFERMENT. The payment of the total Cash Value or a partial withdrawal will be made within seven days after receipt or written request for surrender or withdrawal during the lifetime of the Annuitant, and the payment of the Death Benefit will be made within seven days after receipt of due proof of death of the Annuitant, except as provided in this provision.

     Equitable reserves the right to defer determination and payment of the total Cash Value, any partial withdrawal, the Death Benefit, and the determination and application or payment of any amount under the Variable Benefit Options of the Optional Modes of Settlement during (1) any period when the sale of securities or the determination of an Accumulation Unit Value or the Annuity Unit Value is not reasonably practicable because the New York Stock Exchange is closed or conditions are such that, under rules and regulations adopted by the Securities and Exchange Commission, trading on such exchange is deemed to be restricted or an emergency is deemed to exist, or (2) any other period during which the Securities and Exchange Commission may, by order, permit postponement for the protection of persons having interests in the Stock Division or the Money Market Division of the Separate Account.

8. With respect to Page Five of the Contract, the section entitled ANNUAL NOTICE is replaced by the following:

     ANNUAL NOTICE. With respect to each Contract Year before the Retirement Date, Equitable will furnish the Owner with a notice showing as of a specified recent date the number of Accumulation Units credited under this Contract and the Accumulation Unit Values credited under this Contract for the Stock Division or the Money Market Division of the Separate Account.

9. With respect to Page Six of the Contract, the section entitled THE SEPARATE ACCOUNTS is replaced by the following:

     THE SEPARATE ACCOUNT. The Separate Account is Separate Account A (in unit investment trust form). Equitable established the Separate Account and it is maintained in accordance with the laws of New York State. Realized and unrealized gains and losses from the assets of the Separate Account are credited or charged against it without regard to Equitable's other income, gains or losses. Assets are put in the Separate Account to support the Contract and other variable annuity contracts and certificates. Assets may be put in the Separate Account for other purposes, but not to support contracts or policies other than variable annuities and variable insurance.

     The assets of the Separate Account are the property of Equitable. The portion of its assets equal to the reserves and other contract liabilities with respect to the Separate Account will not be chargeable with liabilities arising out of any other business we conduct. Equitable may transfer assets of an Investment Division in excess of the reserves and other liabilities with respect to such Investment Division to another Investment Division or to Equitable's General Account.

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     The Separate  Account consists of "Investment  Divisions".  Each Investment
     Division may invest its assets in a separate class (or series) of shares of a designated trust or investment company where each class (or series) represents a separate portfolio in the trust or investment company. Equitable retains the right to change the designated trust or investment company or to add designated trusts or investment companies. The Investment Divisions available on the Effective Date of this endorsement are the Stock Division and the Money Market Division.

     Equitable will value the assets of each Investment Division on each business day. A business day is any day on which Equitable is open, the New York Stock Exchange is open for trading and there is a sufficient degree of trading in the portfolio securities in which an Investment Division is invested that the Accumulation Unit Value or Annuity Unit Value might be materially affected by changes in the value of those securities, as determined by Equitable.

     Equitable may, at it discretion, invest the assets of any Investment Division in any investment permitted by applicable law. Equitable may rely conclusively on the opinion of counsel (including attorneys in its employ) as to what investments it is permitted by law to make.

     Equitable reserves the right (i) to cause the registration or deregistration of the Separate Account under the Investment Company Act of 1940, provided that such registration or deregistration is in conformity with the requirements of applicable law; (ii) to run the Separate Account under the direction of a committee, and to discharge such committee at any time; (iii) to restrict or eliminate any voting rights of Annuitants or other persons who have voting rights as to the Separate Account; (iv) to operate the Separate Account by making direct investments, or in any other form; (v) to add Investment Divisions (or sub-divisions of Investment Divisions) to, or remove Investment Divisions (or sub-divisions of Investment Divisions) of the Separate Account; (vi) to combine any two or more Investment Divisions (or sub-divisions of Investment Divisions)of the Separate Account; and (vii) to withdraw from any Investment Division and to allocate to another Investment Division assets determined by Equitable to be associated with this Contract. The term "Investment Division" in the Contract shall then refer to any other Investment Division in which the assets were placed.

     If the exercise of these rights results in a material change in the underlying investments of an Investment Division, the Annuitants will be notified of such exercise.

     Assets of the Investment Divisions attributable to this Contract shall be subject to a daily charge (after any deductions to provide for taxes) at a rate not to exceed .74% per year for death benefits, mortality risk, expenses and expense risk. The charge shall be made in accordance with (c) of the Net Investment Factor provision below. The relative proportion of these charges may be modified. This daily charge, plus the investment advisory fee charges and direct operating expense charges of the Trust (or any other designated trust or investment company), shall not in the aggregate exceed a total annual rate of 1.0% of the value of the assets of the Investment Divisions attributable to the Contract. The maximum rate may not be altered without approval by the Contract Owner.

10. With respect to Page Six of the Contract, the section entitled DEFINITIONS RELATING TO THE SEPARATE ACCOUNTS is replaced by the following:

     DEFINITIONS RELATING TO THE INVESTMENT DIVISIONS OF THE SEPARATE ACCOUNT.

     VALUATION PERIOD: Each business day together with any non-business day or consecutive non-business day immediately preceding such business day will constitute a Valuation Period.

     NET INVESTMENT FACTOR: For this Contract, the Net Investment Factor for each Investment Division of the Separate Account for a Valuation Period is
     (a) dividend by (b), minus (c), where

     (a) is the net asset value of the shares of the Trust (or any other designated trust or investment company) that belong to the Investment Division at the end of the Valuation Period (including the per share amount of any dividend or capital gain distribution paid to the Investment Division in the current Valuation Period), before giving effect to any amounts allocated to or withdrawn from the Investment Division for the Valuation Period, but after any amounts charged against the Investment Division in the Valuation Period for taxes.

     (b) is the net asset value of the shares of the Trust (or any other designated trust or investment company) that belonged to the Investment Division at the end of the preceding Valuation Period, after giving effect to any amounts allocated to or withdrawn from the Investment Division for that Valuation Period.

     (c) is the daily asset charge for this Contract times the number of calendar days in the Valuation Period.

     The net asset value of the shares of a trust or investment company held by an Investment Division shall be the value reported to Equitable by that trust or investment company.

     ACCUMULATION UNIT: The Accumulation Unit is a unit used in determining the amount an Annuitant has in an Investment Division of the Separate Account on or before the Retirement Date.

     ACCUMULATION  UNIT  VALUE:  With  respect  to this  Contract,  the  initial
     Accumulation   Unit  Value  associated  with  each  investment  option  was established as follows:

     Investment Option            Value                Date Established
     -----------------            -----                ----------------

     Stock                        $10.00               November 1, 1968
     Money Market                 $10.00               September 4, 1974

     The Accumulation Unit Value for each subsequent Valuation Period is the Accumulation Unit Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for such Valuation Period.

     ANNUITY UNIT: The Annuity Unit is a unit used in determining amounts payable from the Stock Division of the Separate Account under the Variable Benefit Options of the Optional Modes of Settlement.

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     ANNUITY UNIT VALUE: With respect to this Contract, the initial Annuity Unit
     Value was established at $1.00 as of November 1, 1968. The Annuity Unit Value for any subsequent Valuation Period is the Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for such subsequent Valuation Period. The Adjusted Net Investment Factor for a Valuation Period is the Net Investment Factor for such period, reduced for each calendar day in such subsequent Valuation Period by the Net Investment Factor, times (i) .00009425 in order to recognize the Assumed Base Rate of Net Investment Return of 3 1/2% per year used in the determination of the number of Annuity Units.

     AVERAGE ANNUITY UNIT VALUE: With respect to this Contract, the Average Annuity Unit Value for a calendar month is equal to the average of the Annuity Unit Values for all Valuation Periods ending in such month.

11. With respect to Page Seven of the Contract, the section entitled CASH VALUE is replaced by the following:

     CASH VALUE. The total Cash Value of this Contract at any time, on or before the Retirement Date is equal to the sum of the Cash Value of the amount the Annuitant has in the Stock Division and the Cash Value of the amount the Annuitant has in the Money Market Division, each of which is equal to the total number of Accumulation Units credited to this Contract for the Investment Division as of the date the Cash Value is determined (after any reduction as specified in the Administrative Charge provision on page two), multiplied by the Accumulation Unit Value for the Investment Division on such date.

     On or before the Retirement Date, while the Annuitant is living, the Owner may surrender this Contract for its total Cash Value determined as of the date of receipt of written request for surrender at the Processing Office.

     On or before the Retirement Date, while the Annuitant is living, the Owner may make a partial withdrawal from the total Cash Value of the Contract upon written request to Equitable. A partial withdrawal will not be permitted by Equitable unless (1) the amount of the partial withdrawal requested is at least $300, and (2) the total Cash Value of the Contract after the withdrawal is at least $200. Unless otherwise specified by the Owner, the amount to be withdrawn from each Investment Division shall be in the same proportion to the Cash Value of the as the amount of the partial withdrawal requested is to the total Cash Value. A partial withdrawal will result in a reduction in the number of Accumulation Units credited to an Investment Division, from which a withdrawal is made equal to the amount withdrawn from such Investment Division divided by the Accumulation Unit Value of the Investment Division, for the date on which written request for withdrawal is received at the Processing Office. A partial withdrawal will result in a reduction of the Death Benefit, as described in the provision below.

12. With respect to Page Seven of the Contract, the section entitled TRANSFERS BETWEEN SEPARATE ACCOUNTS is replaced by the following:

     TRANSFERS BETWEEN INVESTMENT DIVISIONS. At any time before the Retirement Date, while the Annuitant is living, the Owner, upon written request, may transfer all or part of the Cash Value from one Investment Division to the other, provided that if less than all of the Contract Cash Value in an Investment Division is transferred to the other Investment Division, the amount transferred must be at least $300. In the event of a transfer, the number of Accumulation Units credited to the Investment Division from which the transfer is made will be reduced by a number determined by dividing the amount transferred by the Accumulation Unit Value for such Investment Division for the date on which the Owner's written request for the transfer is received at the Processing Office, and the number of Accumulation Units credited to the Investment Division to which the transfer is being made will be increased by a number determined by dividing the amount transferred by the Accumulation Unit Value for such Investment Division for such date. Equitable reserves the right to limit the number of transfers between Investment Divisions, but will not limit transfers to less than two in a Contract Year.

13. With respect to Page Seven of the Contract, the section entitled ANNUITY COMMENCING ON RETIREMENT DATE is replaced by the following:

     ANNUITY COMMENCING ON RETIREMENT DATE. On the Retirement Date, if the Annuitant is then living and the Owner has not surrendered this Contract for its total Cash Value or elected some other mode or modes of settlement, the Cash Value of the amount the Annuitant has in the Money Market Division on that date will be applied under the Fixed Benefit Life Income Option and the Cash Value of the amount the Annuitant has in the Stock Division on that date will be applied under the Variable Benefit Life Income Option of the Optional Modes of Settlement provision to provide a monthly annuity payable for 10 years certain and thereafter for the remaining lifetime of the Annuitant.

14. With respect to Page Eight of the Contract, the first sentence in the section entitled FIXED BENEFIT OPTIONS is replaced by the following:

     Payments under the Fixed Benefit Options will not be affected by the investment experience of an Investment Division after proceeds are applied under such options.

15. With respect to Page Eight of the Contract, the first paragraph in the section entitled VARIABLE BENEFIT OPTIONS is replaced by the following:

     Under Options D and E the amount of the initial monthly installment will be determined by the Table of Initial Installments on page eleven, except that a higher initial installment, as determined by Equitable, may be payable. The amount of the second and third monthly installments will be the same as the amount of the initial monthly installment. The amount of the fourth or any subsequent monthly installment will be the number of Annuity Units multiplied by the Average Annuity Unit Value for the second calendar month

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     immediately  preceding  the due  date of the  installment.  The  number  of
     Annuity Units is equal to the amount of the first installment divided by the Annuity Unit Value for the due date of the first installment. The fourth and subsequent monthly installments may increase or decrease in amount, depending on the investment experience of the Stock Division. Installments under a Variable Benefit Option will not be increased or decreased in amount because of mortality or expense experience.

16. With respect to the last page of the Contract, the last six sentences are replaced by the following:

     Deferred Life Annuity, 10 Years Certain, On a Fixed or Variable or Combination Fixed and Variable Basis, Death Benefit Before Retirement Date. Premiums payable Until Retirement Date or Until Prior Death. Cash Value Based on Stock Division or Money Market Division of the Separate Account or Both. Non-participating. THE CASH VALUE AND VARIABLE ANNUITY PAYMENTS MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.

17. All other references in the Contract to "Separate Account A", "Separate Account E" or "Separate Account" are changed to "the Stock Division", "the Money Market Division" or "Investment Division", respectively.


            THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES


By          SPECIMEN                     By       SPECIMEN
  ----------------------------------       -------------------------------------
            President                             Vice President and Secretary


Date of Issue
             -----------------------


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